Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and between

FISERV, INC.

and

NEW OMAHA HOLDINGS L.P.

Dated as of January 16, 2019

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is dated as of January 16, 2019, and is between Fiserv, Inc., a Wisconsin corporation (the “Company”), New Omaha Holdings L.P., a Delaware limited partnership (the “Investor”), and any transferee that becomes a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A.

WHEREAS, the Company and First Data Corporation, a Delaware corporation, are parties to an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented, restated or modified from time to time, the “Merger Agreement”);

WHEREAS, the Company and the Investor are parties to a Voting and Support Agreement, dated as of the date hereof (as it may be amended, supplemented, restated or modified from time to time, the “Voting and Support Agreement”);

WHEREAS, the Company and the Investor are parties to a Shareholder Agreement, dated as of the date hereof (as it may be amended, supplemented, restated or modified from time to time, the “Shareholder Agreement”);

WHEREAS, the Investor is a Beneficial Owner of First Data Corporation’s Class B common stock, par value $0.01 per share, and pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Investor will be the Beneficial Owner of the Common Stock (as defined herein) as of the Effective Time (as defined herein); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Holders of Registrable Securities as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of the Investor solely by virtue of the Beneficial Ownership by the Investor of Common Stock or any other action taken by the Investor in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth on such Person in, this Agreement or the Shareholder Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable Law or accounting principles); provided, further, that, for the avoidance of doubt, any general partner of the Investor shall be deemed an Affiliate of the Investor; and provided, further, that an Affiliate of the Investor shall include any investment fund, vehicle or holding company of which an Investor serves as the general partner, managing member or discretionary manager or advisor;

and provided, further, that, notwithstanding the foregoing, an Affiliate of the Investor shall not include any portfolio company or other investment of the Investor or any Affiliate of the Investor.

“Agreement” means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining Beneficial Ownership under this Agreement, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or its Affiliates is or becomes a member. The terms “Beneficially Own” and “Beneficial Owner” shall have correlative meanings.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by Law or other governmental actions to close.

“Common Stock” means common stock of the Company and any securities issued in respect thereof, or in substitution therefor, whether by the Company or any other Person, in connection with any stock split, share subdivision or consolidation, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Indemnified Person” has the meaning set forth in Section 11(b).

“Controlling Person” means, with respect to any Person, a “controlling person” of such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

“Demand Registration” has the meaning set forth in Section 3(a).

“Demand Registration Request” has the meaning set forth in Section 3(a).

“Effective Time” has the meaning set forth in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or any successor statute and related rules and regulations).

“Governmental Entity” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Investor nor any of its Affiliates shall be deemed to be a member of a Group with the Company or its Subsidiaries solely by virtue of the existence of this Agreement or the Shareholder Agreement or any action taken by a party hereto or any of its Affiliates which is expressly required or contemplated by the terms of this Agreement or the Shareholder Agreement, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, this Agreement or the Shareholder Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable Law or accounting principles).

“Holder” means the Investor and any Permitted Transferee that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A, in each case to the extent such Permitted Transferee is a holder or Beneficial Owner of Registrable Securities.

“Investor” has the meaning set forth in the Preamble.

“Investor Indemnified Person” has the meaning set forth in Section 11(a).

“Laws” has the meaning set forth in the Merger Agreement.

“Merger” has the meaning set forth in the Merger Agreement.

“Merger Agreement” has the meaning set forth in the Recitals.

“Ownership Percentage” means, with respect to any Person, at any time, the quotient, expressed as a percentage, of (i) the number of shares of Common Stock Beneficially Owned by such Person and its Affiliates divided by (ii) the sum of the total number of outstanding shares of Common Stock and the number of shares of Common Stock Beneficially Owned by such Person that are not outstanding.

“Permitted Transferee” means any direct or indirect transferee of the Investor that is an Affiliate Transferee under the Shareholder Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

“Piggyback Registration” has the meaning set forth in Section 5(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 5(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 5(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, any shares of Common Stock held or Beneficially Owned by any Holder, any shares of Common Stock issued or issuable to any Holder with respect to such shares by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event; provided, however, that as to any particular Registrable Securities, such shares shall cease to constitute Registrable Securities if and when (a) such shares have been Transferred in accordance with Section 3.2(b), (c) or (d) of the Shareholder Agreement or (b) the aggregate Ownership Percentage of all Holders with respect to such shares ceases to be at least two percent (2%) and such shares can be sold freely without restriction or limitation pursuant to Rule 144.

“Registration Expenses” has the meaning set forth in Section 10.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission, or any successor Governmental Entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or any successor statute and related rules and regulations).

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Shareholder Agreement” has the meaning set forth in the Recitals.

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Shelf Takedown” has the meaning set forth in Section 2(d).

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partner interests of which are held by such Person or any Subsidiary of such Person and do not have a majority of the voting or similar interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Suspension” has the meaning set forth in Section 7.

“Termination Fee” has the meaning set forth in the Merger Agreement.

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Underwritten Offering” means a registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(e).

“Underwritten Shelf Takedown Notice” has the meaning set forth in Section 2(e).

“Voting and Support Agreement” has the meaning set forth in the Recitals.

Any other terms used but not defined in this Agreement shall have the meanings given to them in the Shareholder Agreement.

Section 2.    Shelf Registration.

(a)    Filing. If requested by a Holder, as promptly as practicable following such Holder’s request therefor (and no later than forty-five (45) days following such request) the Company shall prepare and, following the 3-month anniversary of the Effective Time (it being understood that the request therefor may be made prior to such anniversary), file with the SEC a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

(b)    Effectiveness. The Company shall use its reasonable best efforts to (i) cause the Shelf Registration Statement filed pursuant to Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal Shelf Registration Statements upon the expiration of such Shelf Registration Statement.

(c)    Additional Registrable Securities; Additional Selling Shareholders. At any time and from time to time that a Shelf Registration Statement is effective, if a Holder of Registrable Securities requests (i) the registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration Statement or (ii) that such Holder be added as a selling shareholder in such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities and/or Holder.

(d)    Right to Effect Shelf Takedowns. Each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”); provided, however, no Holder shall be permitted to sell more than five percent (5%) of the total number of outstanding shares of Common Stock in any 6-month period pursuant to Shelf Takedowns that are not Underwritten Offerings. A Holder shall give the Company prompt written notice of the consummation of a Shelf Takedown.

(e)    Underwritten Shelf Takedowns. A Holder intending to effect a Shelf Takedown shall be entitled to request by written notice to the Company (an “Underwritten Shelf Takedown Notice”), that the Shelf Takedown be an Underwritten Offering (an “Underwritten Shelf Takedown”). The Underwritten Shelf Takedown Notice shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Underwritten Shelf Takedown. Promptly after receipt of an Underwritten Shelf Takedown Notice (but in any event within two (2) Business Days), the Company shall give written notice of the requested Underwritten Shelf Takedown to all other Holders of Registrable Securities and shall include in such Underwritten Shelf Takedown, subject to Section 4, all Registrable Securities that are then covered by the Shelf Registration Statement and with respect to which the Company has received a written request for inclusion therein from a Holder no later than three (3) Business Days after the date of the Company’s notice. The Company shall not be required to facilitate an Underwritten Shelf Takedown unless the expected aggregate gross proceeds from such offering are at least $500,000,000 (without regard to any underwriting discount or commission), and shall not be required to effect more than three (3) Underwritten Shelf Takedowns or Demand Registrations in any 12-month period. At the request of the Holder, an Underwritten Shelf Takedown may be conducted in a manner known as a “block trade,” “overnight block trade” or “bought deal” and, in such case, the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two Business Days after the date it commences) and, notwithstanding anything to the contrary herein, if the Investor or any of its Affiliates request to conduct such an offering, no notice by the Company will be provided to any other Holders and such other Holders shall have no right to participate in such offering.

(f)    Selection of Underwriters. The Holder requesting an Underwritten Shelf Takedown shall have the right to select one or more nationally recognized investment banking firm(s) to serve as managing underwriter(s) and one or more additional underwriters; in a marketed Underwritten Offering that is not a “block trade,” “overnight block trade” or “bought deal,” the Company shall have the right to select one additional nationally recognized investment banking firm to serve as co-managing underwriter (it being understood that any underwriting discounts, fees and commissions to such co-managing underwriter shall be in the Holders’ sole discretion).

Section 3.    Demand Registrations.

(a)    Right to Demand Registrations. If, at any time following the 3-month anniversary of the Effective Time, the Company is no longer eligible to use a Shelf Registration Statement, any Holder may, by providing written notice to the Company, request to sell all or part of the Registrable Securities of such Holder pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”). Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an Underwritten Offering. Promptly (but in any event within three (3) business days) after receipt of a Demand Registration Request, the Company shall give written notice of the Demand Registration Request to all other Holders of Registrable Securities. As promptly as practicable and no later than thirty (30) days after receipt of a Demand Registration Request, the Company shall register all Registrable Securities (i) that have been requested to be registered in the Demand Registration Request and (ii) subject to Section 4, with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than three (3) Business Days after the date on which the Company has given notice to Holders of the Demand Registration Request. The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 3(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof. The Company shall not be required to effect a Demand Registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Demand Registration are at least $500,000,000 (without regard to any underwriting discount or commission), and shall not be required to effect more than three (3) Demand Registrations or Underwritten Shelf Takedowns in any 12-month period; provided that a registration shall not count as a Demand Registration for this purpose unless and until the Holders of Registrable Securities are able to register and sell at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration.

(b)    Withdrawal. A Holder may, by written notice to the Company, withdraw the Registrable Securities of such Holder from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities pursuant to such Registration Statement.

(c)    Selection of Underwriters. If a Demand Registration is an Underwritten Offering, the Holder requesting such Demand Registration shall have the right to select one or more nationally recognized investment banking firm(s) to serve as managing underwriters and one or more additional underwriters; in a marketed Underwritten Offering that is not a “block trade,” “overnight block trade” or “bought deal,” the Company shall have the right to select one additional nationally recognized investment banking firm to serve as co-managing underwriter (it being understood that any underwriting discounts, fees and commissions to such co-managing underwriter shall be in the Holders’ sole discretion).

Section 4.    Inclusion of Other Shares of Common Stock; Priority. Without the written consent of the Holder requesting such Demand Registration or Shelf Takedown, other than any Common Stock proposed to be sold for the account of the Company in a marketed Underwritten Offering that is not a “block trade,” “overnight block trade” or “bought deal,” the Company shall not include in any Demand Registration or Shelf Takedown any securities that are not Registrable Securities without the prior written consent of the Holder(s) of the Registrable Securities participating in such Demand Registration or Shelf Takedown (such consent not to be unreasonably withheld, conditioned or delayed). If a Demand Registration or Shelf Takedown involves an Underwritten Offering and the managing underwriters of the offering advise the Company and the Holders in writing that, in their opinion, the number of shares of Common Stock proposed to be included in such Demand Registration or Underwritten Shelf Takedown exceeds the number of shares of Common Stock that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Demand Registration or Underwritten Shelf Takedown: (i) first, the Registrable Securities proposed to be sold by Holders in such offering; and (ii) second, any Common Stock proposed to be included therein by any other Persons (including Common Stock to be sold for the account of the Company and/or any other holders of Common Stock), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. If more than one Holder is participating in such Demand Registration or Underwritten Shelf Takedown and the managing underwriters of such offering determine that a limited number of Registrable Securities may be included in such offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), then the Registrable Securities that are included in such offering shall be allocated pro rata among the participating Holders on the basis of the number of Registrable Securities then-owned by each such Holder in such offering.

Section 5.    Piggyback Registrations.

(a)    Whenever the Company proposes to register any Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a

Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company (other than the Holders of Registrable Securities) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Securities of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the proposed date of filing of the applicable Registration Statement) and, subject to Sections 5(b) and 5(c), shall include in such Registration Statement and in any offering of Common Stock to be made pursuant to such Registration Statement that number of Registrable Securities requested to be sold in such offering by such Holder for the account of such Holder, provided that the Company has received a written request for inclusion therein from such Holder no later than five (5) Business Days after the date on which the Company has given notice of the Piggyback Registration to Holders. The Company may terminate or withdraw a Piggyback Registration prior to the effectiveness of such registration at any time in its sole discretion. If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), the Holders of Registrable Securities shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering of Common Stock pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b)    Priority on Primary Piggyback Registrations. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Company and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of shares of Common Stock proposed to be included in such offering, including all Registrable Securities and all other Common Stock proposed to be included in such offering, exceeds the number of shares of Common Stock that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, the Common Stock that the Company proposes to sell in such offering; and (ii) second, any Common Stock proposed to be included in such offering by any other Person to whom the Company has a contractual obligation to facilitate such offering (including any Registrable Securities requested to be included therein by a Holder), allocated, in the case of this clause (ii), pro rata among such Persons on the basis of the number of shares of Common Stock then-owned by each such Person in such offering, up to the number of shares of Common Stock, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering).

(c)    Priority on Secondary Piggyback Registrations. If a Piggyback Registration or a Piggyback Shelf Takedown is initiated as an Underwritten Offering on behalf of a holder of Common Stock to whom the Company has a contractual obligation to facilitate such offering, other than a Holders of Registrable Securities, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of shares of Common Stock proposed to be included in such offering, including all Registrable Securities and all other Common Stock requested to be included in such offering, exceeds the number of shares of Common Stock which can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, the Common Stock that the Person demanding the offering pursuant to such contractual right proposes to sell in such offering; and (ii) second, any Common Stock proposed to be sold for the account of the Company in such offering, any Registrable Securities requested to be included in such offering by a Holder and any Common Stock proposed to be included in such offering by any other Person to whom the Company has a contractual obligation to facilitate such offering, allocated, in the case of this clause (ii), pro rata among the Company, such Holders and such Persons on the basis of the number of shares of Common Stock initially proposed to be included by the Company, each such Holder and each such other Person in such offering, up to the number of shares of Common Stock, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering).

(d)    Selection of Underwriters. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Company, the Company shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with such offering.

Section 6.    Holdback Agreements.

(a)    Holders of Registrable Securities. Each Holder of Registrable Securities agrees that in connection with any registered Underwritten Offering of Common Stock, such Holder shall not, without the prior written consent of such managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than two (2) days prior to and ninety (90) days after the pricing of such offering), Transfer any Registrable Securities (subject to such exceptions as may be agreed by the managing underwriter(s) and the Holders). The foregoing provisions of this Section 6(a) shall not apply to offers or sales of Registrable Securities that are included in an offering pursuant to Sections 2, 3, 4 or 5 of this Agreement and shall be applicable to the Holders of Registrable Securities only if, for so long as and to the extent that the Company is subject to the same restrictions. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the foregoing provisions of this Section 6(a) and are necessary to give further effect thereto.

(b)     The Company. To the extent requested by the managing underwriter(s) for the applicable offering, the Company shall not effect any sale registered under the Securities Act or other public distribution of Common Stock during the period commencing two (2) days prior to and ending ninety (90) days after the pricing of an Underwritten Offering by a Holder pursuant to Sections 2 or 3 of this Agreement and shall be applicable to the Company only if, for so long as and to the extent that the Holder is subject to the same restrictions.

Section 7.    Suspensions.

(a)    The Company shall be entitled to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (a “Suspension”) if the Company delivers a certificate to the requesting Holder signed by an executive officer of the Company that it has determined in good faith that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any material non-public information and that the Company would not otherwise be required to disclose at such time or (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction, in each case that, if consummated, would be material to the Company; provided, that the Company shall not be entitled to exercise a Suspension (i) more than twice during any 12-month period or (ii) for a period exceeding sixty (60) days on any one occasion. Each Holder who is notified by the Company of a Suspension pursuant to this Section 7 shall keep the existence of such Suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable Securities on behalf of such Holder to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed. If the Company delays or suspends a Demand Registration, the Holder that initiated such Demand Registration shall be entitled to withdraw its Demand Registration Request and, if it does so, such Demand Registration Request shall not count against the limitation on the number of such Holder’s Demand Registrations set forth in Section 3(a).

(b)    In addition to the foregoing, in no event shall the Company be required to file any Registration Statement, Prospectus or amendments thereto, or undertake any Underwritten Offering, (i) with respect to each of the first, second and third fiscal quarters in a fiscal year, during any period starting with the second (2nd) to last Friday of the third month of such quarter and ending the Monday following the Company’s regular release of earnings for such quarter, and (ii) with respect to the fourth fiscal quarter in a fiscal year, during any period starting with the third (3rd) to last Friday of the third month of such quarter and ending the Monday following the Company’s regular release of earnings for such quarter (provided that if the quarterly blackout periods applicable to directors or officers of the Company are reduced or eliminated from the periods set forth above, such reduction or elimination shall automatically apply to the periods set forth above and the Company shall promptly notify the Holders of any such reduction or elimination of the quarterly blackout periods applicable to its directors or officers). Such periods shall not constitute Suspension periods for purposes of the frequency limitations described above in Section 7(a).

Section 8.    Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable and, pursuant thereto, the Company shall as expeditiously as possible and as applicable use reasonable best efforts to:

(a)    prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and (if the Registration Statement is not automatically effective upon filing) cause such Registration Statement to become effective as promptly as practicable; provided that before filing a Registration Statement or any amendments or supplements thereto, the Company shall furnish to counsel to the Holders for such registration copies of all documents proposed to be filed, which documents shall be subject to review by counsel to the Holders at the Company’s expense, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process;

(b)    prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of the Registrable Securities covered by such Registration Statement have been disposed of and comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement;

(c)    furnish to each Holder participating in the registration, without charge, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(d)    (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) as any Holder participating in the registration or any managing underwriter reasonably requests and (ii) do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder and each underwriter, if any, to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 8(d);

(e)    promptly notify each Holder participating in the registration and the managing underwriters of any Underwritten Offering:

(i)    each time when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii)    of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Holder;

(iii)    of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(f)    notify each Holder participating in such registration, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable, prepare, file with the SEC and furnish to such Holder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)    in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, promptly obtain the withdrawal or lifting of any such order or suspension;

(h)    not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the consent of such Holder (such consent not to be unreasonably withheld or delayed), unless and to the extent such disclosure is required by law; provided, that (i) each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus and (ii) each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that such Prospectus shall not contain any untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(i)    cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(j)    provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such Registration Statement;

(k)    make available for inspection by any Holder participating in the registration, any underwriter participating in any Underwritten Offering pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter for such purpose, all corporate documents, financial and other records relating to the Company and its business reasonably requested by such Holder or underwriter and customary for offerings of Common Stock and make senior management of the Company and the Company’s independent accountants available for customary due diligence and drafting sessions; provided, that any Person gaining access to information or personnel of the Company pursuant to this Section 8(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business, and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company (provided, that such other source is not known by such Person to be bound by a confidentiality obligation to the Company or is otherwise prohibited from disclosing the information to such Person), (C) is independently developed by such Person, (D) is required or reasonably requested to be disclosed by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (E) is otherwise required to be disclosed by law; provided, that in the case of clauses (D) and (E) of this Section 8(k), to the extent legally permissible, such Person shall provide the Company with prompt and prior notice of such processes or requirements and shall cooperate with the Company (at the Company’s expense) to the extent the Company may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such processes or requirements referred to above;

(l)    otherwise comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least twelve (12) months beginning with the first (1st) day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m)    in the case of an Underwritten Offering of Registrable Securities, promptly incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or any Holder participating in such Underwritten Offering to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such Underwritten Offering, and promptly make all required filings of such supplement or post-effective amendment;

(n)    in the case of an Underwritten Offering of Registrable Securities, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as any Holder participating in such offering or the managing underwriter(s) of such offering reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(o)    (i) furnish to each Holder and each underwriter, if any, participating in an offering of Registrable Securities (A) all legal opinions of outside counsel to the Company required to be included in the Registration Statement and (B) a written legal opinion of outside counsel to the Company in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) (A) obtain all consents of independent public accountants required to be included in the Registration Statement and (B) furnish a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(p)    in the case of an Underwritten Offering of Registrable Securities in which the expected aggregate gross proceeds from such offering are at least $1,000,000,000 (without regard to any underwriting discount or commission), make the chief executive officer or the chief financial officer of the Company available, to the extent reasonably requested by the managing underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such Underwritten Offering, including the participation of such member of senior management of the Company in an electronic or telephonic “road show” presentation; provided, that, the Company shall, subject to reasonable advance notice and good faith consultation with the chief executive officer and the chief financial officer of the Company, make the chief executive officer and the chief financial officer of the Company available, to the extent reasonably requested by the managing underwriter(s), for participation in an in-person “road show” presentation for Underwritten Offerings of Registrable Securities in which the expected aggregate gross proceeds from such offering are at least $3,500,000,000 (without regard to any underwriting discount or commission) (it being understood that unless otherwise agreed by the Company, participation of the chief executive officer of the Company shall be limited to twenty-four (24) hours);

(q)    cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System; and

(r)    not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

Section 9.    Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering pursuant to this Agreement unless such Person (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Securities to be sold in such offering, (B) such Holder’s power and authority to effect such Transfer; and (C) such matters pertaining to such Holder’s compliance with securities laws as may be reasonably requested by the managing underwriter(s)) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent otherwise provided in Section 11 hereof.

Section 10.    Registration Expenses.

(a)    The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all SEC, FINRA and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue sky laws (including fees and disbursements of counsel for the Company in connection therewith); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto); (v) all fees and expenses incurred in connection with any “road show” for Underwritten Offerings, including all expenses of the Company and all reasonable and documented expenses of representatives of the managing underwriter(s), including travel, lodging and meals; (vi) all transfer agent’s and registrar’s fees; and (vii) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement (all such costs, fees and expenses, “Registration Expenses”). Each Holder shall pay the fees and expenses of any counsel engaged by such Holder and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b)    The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended.

Section 11.    Indemnification; Contribution.

(a)    The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities, its Affiliates and their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, shareholders employees, agents and each Person who is a Controlling

Person of such Holder or any of the other foregoing indemnified Persons (each of the foregoing, an “Investor Indemnified Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Investor Indemnified Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities, and the Company shall reimburse each Investor Indemnified Person for any legal or other expenses reasonably incurred by such Investor Indemnified Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided that, in the case of each of clauses (i), (ii) and (iii), the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company by or on behalf of such Investor Indemnified Person expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)    In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, to the fullest extent permitted by law, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and their respective directors and officers, employees, agents and any Person who is a Controlling Person of the Company or any of the other foregoing indemnified Persons (each of the foregoing, an “Company Indemnified Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Company Indemnified Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto)

or any amendment thereof or supplement thereto in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein, and each such Holder shall reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that the obligation to indemnify pursuant to this Section 11(b) shall not exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. This indemnity shall be in addition to any liability which each such Holder may otherwise have.

(c)    Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided, that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party or to pursue the defense of such claim or action in a reasonably vigorous manner, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the proviso in the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not have the right to settle a claim or action for which any indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, and the indemnifying party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term thereof the giving by the claimant or plaintiff therein to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d)    If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to herein, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations which resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 11(d). In no event shall the amount which a Holder of Registrable Securities may be obligated to contribute pursuant to this Section 11(d) exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    The provisions of this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the Transfer of any Registrable Securities by any Holder.

Section 12.    Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144;

(b)    use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)    furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

Section 13.    Miscellaneous.

(a)    Effective Time. The operative provisions of this Agreement shall become effective as of the Effective Time.

(b)    Termination. This Agreement shall terminate immediately upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms or (ii) with respect to any Holder, when upon such time as such Holder ceases to hold or Beneficially Own any Registrable Securities; provided that if this Agreement is terminated after the Effective Time, the provisions of Section 10, Section 11 and Section 13 shall survive such termination. Neither the provisions of this Section 13(b) nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.

(c)    Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

(d)    Extension; Waiver. At any time prior to the termination of this Agreement pursuant to Section 13(b), the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(e)    Expenses. Except as specifically provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(f)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Investor, to:

New Omaha Holdings L.P.

c/o Kohlberg Kravis & Roberts Co. L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention:	Christopher Lee
Facsimile:	(212) 750-0003
E-mail:	general.counsel@kkr.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Sean D. Rodgers
E-mail:	sean.rodgers@kirkland.com

and

if to the Company, to:

Fiserv, Inc.

255 Fiserv Drive

Brookfield, Wisconsin 53045

Attention:	Lynn S. McCreary, Chief Legal Officer
Facsimile:	(262) 879-5532
E-mail:	Lynn.McCreary@Fiserv.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:	Mark J. Menting
Jared M. Fishman
Facsimile:	(212) 291-9099
(212) 291-9280
E-mail:	Mentingm@sullcrom.com
Fishmanj@sullcrom.com

(g)    Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(h)    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(i)    Entire Agreement. This Agreement, together with the Merger Agreement, the Voting and Support Agreement and the Shareholder Agreement (including the documents and the instruments referred to herein and therein), constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(j)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(J).

(k)    Governing Law; Jurisdiction.

(i)    This Agreement shall be governed and construed in accordance with the Laws of the State of New York, without regard to any applicable conflicts of law.

(ii)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the U.S. District Court for the Southern District of New York or, if such court shall not have jurisdiction, another federal or state court of competent jurisdiction located in the State of New York (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the

Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 13(f).

(l)    Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void, provided, that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement; provided, further, that a Permitted Transferee of the Investor or a Holder may become a party to this Agreement by executing and delivering a counterpart to this Agreement as expressly permitted by this Agreement in the form attached hereto as Exhibit A.

(m)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(n)    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

FISERV, INC.

By:	/s/ Jeffery Yabuki
Name: Jeffery Yabuki
Title: President and CEO

[Signature Page to Registration Rights Agreement]

NEW OMAHA HOLDINGS L.P.

By: New Omaha Holdings LLC, its general partner

By:	/s/ Tagar Olson
Name: Tagar Olson
Title: Vice President

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Counterpart

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address for Notices:

[ ]
[ ]
[ ]
Attention:	[ ]
Facsimile:	[ ]

With a copy (which shall not constitute notice) to:

[ ]
[ ]
[ ]
Attention:	[ ]
Facsimile:	[ ]
E-mail:	[ ]

A-1